UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 31, 2016

                                 AMERICANN, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                       000-54231                27-4336843
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(State or other jurisdiction      (Commission File No.)     (IRS Employer
  of incorporation)                                          Identification No.)

                          3200 Brighton Blvd., Unit 144
                                Denver, CO 80216
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 862-9000


          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement

Massachusetts Medical Cannabis Center

     Previously the Company entered into an agreement to purchase a 52.6-acre parcel of undeveloped land in Freetown, Massachusetts. The property is located approximately 47 miles southeast of Boston. The Company plans to develop the property as the Massachusetts Medical Cannabis Center "MMCC". Plans for the MMCC may include the construction of sustainable greenhouse cultivation, processing, and infused product facilities that will be leased or sold to Registered Marijuana Dispensaries under the Massachusetts Medical Marijuana Program.

     The Company paid the seller $100,000 upon the signing of the agreement which amount will be applied toward the purchase price of $4,000,000 at the closing. Pursuant to the original agreement the closing was to take place on or before June 1, 2015. On May 6, 2015, to address site considerations before finalizing the planned development, the agreement was amended to extend the closing date to September 1, 2015. On August 27, 2015, after addressing the site considerations, the agreement was amended to extend the closing date to October 30, 2015 to provide additional time for permitting. In connection with this amendment, the Company paid the seller an additional $100,000. On October 23, 2015, the Company made an additional payment of $100,000 to extend the closing date to December 29, 2015. These payments of $300,000 will be applied to the purchase price.

     On December 22, 2015 the Company and the seller amended the agreement to extend the closing date to February 29, 2016. As consideration for the extension of the closing Date, the Company agreed to increase the purchase price for the property to $4,100,000 and paid the seller $100,000, which will be applied to the purchase price if the closing occurs.

     On February 29, 2016 the Company and the seller amended the agreement to extend the closing date. As consideration for the extension of the closing date, the Company agreed to increase the purchase price for the property to $4,150,000 and paid the seller $50,000, which will be applied to the purchase price if the closing occurs.

     On March 31, 2016 the Company and the seller amended the agreement to extend the closing date to May 16, 2016. As consideration for the extension of the closing date, the Company paid the seller $75,000, which will be applied to the purchase price if the closing occurs.

     To date, the Company has paid $525,000 that will be applied to the purchase of the land purchase when the Company purchases the land.

Agreements with Coastal Compassion regarding MMCC

     On April 7, 2016 we signed agreements with Coastal Compassion Inc. "CCI". CCI is one of a limited number of non-profit organizations that has received a provisional or final registration to cultivate, process and sell medical cannabis by the Massachusetts Department of Public Health.

     CCI has agreed to become the initial tenant in our planned Massachusetts Medical Cannabis Center. The MMCC is approved for nearly 1,000,000 square feet

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of medical cannabis cultivation and processing in Freetown,  Massachusetts.  Mr.
Tim Keogh, AmeriCann's Chief Executive Officer, is a Board Member of CCI.

     Pursuant to the Agreements, AmeriCann agreed to provide CCI with financing of up to $2.5 million for a five-year term at 18% interest per year for construction and working capital required for CCI's approved dispensary and cultivation center in Fairhaven, MA. For a three year period beginning April 1, 2016, AmeriCann has agreed to consult with CCI in the design, construction and operation of the Fairhaven facility. CCI will pay AmeriCann $10,000 each month for these consulting services. Although the Massachusetts Department of Public Health has approved our agreement with CCI relating to the development and lease terms of the MMCC, the actual lease agreement with CCI has not been finalized or approved by the Department of Public Health. Additionally, AmeriCann will need to secure significant capital to acquire the property, to develop the first phase of the MMCC project and to provide capital to CCI to fund its loan agreement.

     The state-of-the-art sustainable greenhouse MMCC project will consist of multiple planned phases for tenants in the Massachusetts medical marijuana market. CCI finalized agreements to occupy the first phase of the project that consists of an initial 130,000 sq. ft. of cultivation and processing infrastructure. AmeriCann can expand the first phase to approximately 600,000 sq. ft., for Coastal Compassion based on patient demand.

     The MMCC facility has been designed utilizing AmeriCann's proprietary system known as "Cannopy." AmeriCann has drawn on its team's extensive experience in traditional horticulture, lean manufacturing, medical research, facility construction, regulatory compliance, security, cannabis cultivation and genetics, extraction techniques, and infused product development.

     As of April 13, 2016, AmeriCann had not acquired the property on which MMCC will be built. The purchase price for the 52.6 parcel of land on which the MMCC will be built is $4,150,000 of which $525,000 has been paid. The closing date for the purchase is May 16, 2016.

Note Payable

     On August 14, 2015 we signed an agreement to sell a five-acre parcel of land in Denver, Colorado to an unrelated third party for $2,500,000. The closing of the transaction was to take place on or before September 14, 2015. The buyer, with our consent, extended the closing date to November 1, 2015 and made a loan to us of $900,000, which bears interest at 12% per year and was due and payable on March 15, 2016. The buyer failed to close the purchase on November 1, 2015 and the agreement with the buyer was terminated. On April 6, 2016 the loan was modified as follows:

     o    The principal balance of the loan was increased to $990,000;

     o    The interest rate was increased to 18% per year; and

     o    The maturity date of the loan was extended to March 15, 2017.

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     We may repay the loan at any time without penalty. The loan is secured by a first lien on the five-acre parcel of land in Denver. As of April 13, 2016 all accrued interest on the loan had been paid.
















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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2016
                                      AMERICANN, INC.


                                      By: /s/ Timothy Keogh
                                          -------------------------------------
                                          Timothy Keogh, Chief Financial Officer